UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Bats Global Markets, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-37732	46-3583191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8050 Marshall Drive, Suite 120

Lenexa, Kansas 66214
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (913) 815-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2016, Bats Global Markets, Inc. (the “Company”) filed an amended and restated certificate of incorporation and a certificate of amendment of the amended and restated certificate of incorporation (together, the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the initial public offering of shares of the Company’s common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Amended and Restated Certificate to be filed immediately prior to the completion of the IPO.

The Amended and Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things: (i) reclassify each share of the Company’s existing capital stock designated as Class A non-voting common stock as one share of common stock and reclassify each share of the Company’s existing capital stock designated as Class B non-voting common stock as one share of non-voting common stock; (ii) immediately following the stock reclassification described above and prior to the completion of the IPO,  declare a 1-for-2.91 stock split of all outstanding common stock and non-voting common stock; (iii) authorize 362,500,000 shares of common stock; (iv) authorize 29,000,000 shares of non-voting common stock; (v) authorize 43,500,000 shares of preferred stock; (vi) establish a classified board of directors, divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (vii) provide that the authorized number of directors may be changed by the resolution of the Company’s board of directors; and (viii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting or call special meetings of stockholders, subject to the rights of any holders of any then outstanding series of preferred stock.

The foregoing description of the Amended and Restated Certificate is qualified in its entirety by reference to the full text of the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On April 20, 2016, in connection with the closing of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which were previously approved by the Company’s board of directors, became effective immediately prior to the closing of the IPO. The Amended and Restated Bylaws restate the Company’s bylaws in their entirety to, among other things: (i) provide that directors may be removed from office only for cause and only by the approval of holders controlling not less than a majority of the total voting power of the Company’s then outstanding securities generally entitled to vote in the election of directors, voting together as a single class; (ii) provide that any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office; and (iii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting or call special meetings of stockholders, subject to the rights of any holders of any then outstanding series of preferred stock; (iv) establish enhanced procedures relating to the presentation of stockholder proposals at stockholder meetings; and (v) conform to the provisions of the Amended and Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)         Exhibits:

3.1	Amended and Restated Certificate of Incorporation of Bats Global Markets, Inc. (conformed copy)

3.2	Amended and Restated Bylaws of Bats Global Markets, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATS GLOBAL MARKETS, INC.

Date: April 20, 2016	By:	/s/ Eric Swanson
Eric Swanson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Bats Global Markets, Inc. (conformed copy)

3.2	Amended and Restated Bylaws of Bats Global Markets, Inc.